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                                                                    Exhibit 99.3

                               NOTICE TO CLIENTS

                                  RELATING TO

                           OFFER BY HAWK CORPORATION

                                  TO EXCHANGE
  $            OF       % SENIOR NOTES DUE 2      (THE "NEW NOTES"), OF WHICH
  $            IN PRINCIPAL AMOUNT CONSTITUTES A CONSENT PAYMENT FOR CONSENTS
                                    RECEIVED
                     PRIOR TO THE CONSENT PAYMENT DEADLINE

                                      FOR

                  EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
               10 1/4% SENIOR NOTES DUE 2003 (CUSIP 420089AA2) OR
   SERIES B 10 1/4% SENIOR NOTES DUE 2003 (CUSIP 420089AC8)(THE "OLD NOTES")

 AND SOLICITATION OF CONSENTS TO AMEND THE INDENTURE RELATING TO THE OLD NOTES

PURSUANT TO THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT DATED            ,
                                      2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               ,   , 2002, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE
EXTENDED, THE "EXPIRATION DATE"). HOLDERS WHO WISH TO PARTICIPATE IN THE EXCHANGE OFFER MUST TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE COMPANY NOTIFIES THE TRUSTEE FOR THE OLD NOTES THAT IT HAS RECEIVED VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE OLD NOTES.

THE CONSENT PAYMENT DEADLINE (THE TIME BY WHICH YOU MUST TENDER IN ORDER TO RECEIVE THE CONSENT PAYMENT) WILL BE 5:00 P.M., NEW YORK CITY TIME, ON THE LATER TO OCCUR OF THE DATE THAT WE RECEIVE THE REQUIRED CONSENTS TO AMEND THE
INDENTURE OR           , 2002.

To Our Clients:

     Enclosed for your consideration is a Prospectus and Consent Solicitation
Statement dated           , 2002 (as the same may be amended, supplemented or
modified from time to time, the "Prospectus") and the related Consent and Letter of Transmittal relating to the exchange offer and consent solicitation (together, the "Exchange Offer") by Hawk Corporation, a Delaware corporation.

     You will be paid in cash accrued and unpaid interest on Old Notes we acquire in the Exchange Offer.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn prior to the time we announce that we have received valid and unrevoked consents representing a majority in aggregate principal amount of Old Notes. Hawk will announce whether it has received the required consents by no later than 9:00 a.m. New York City time on the first business day following their receipt.
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     Your attention is invited to the following:

          1.  The Exchange Offer is for any and all Old Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. In order to validly tender your Old Notes, you must give a valid consent to the proposed amendments to the indenture for the Old Notes. You will be deemed to have given this consent when you tender your Old Notes.

          4. Hawk will pay any transfer taxes incident to the transfer of your Old Notes, except as otherwise provided in the Instructions in the Consent and Letter of Transmittal.

     If you wish to have us tender some or all of your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

     You may withdraw tenders of Old Notes at any time prior to the time Hawk announces that it has received valid and unrevoked consents representing a majority in aggregate principal amount of Old Notes. Any permitted withdrawal of Old Notes may not be rescinded, and any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn Old Notes may, however, be re-tendered by again following one of the appropriate procedures described in the Prospectus at any time prior to the expiration of the Exchange Offer.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer with respect to the Old Notes.

     You are instructed to tender the Old Notes indicated below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and related Consent and Letter of Transmittal.

Principal Amount of Old Notes that are to be tendered:  $
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Account Number:
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Date:
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                                PLEASE SIGN HERE

Signature(s):
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Please type or print name(s) here:
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Address:
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                               (INCLUDE ZIP CODE)

Area Code and Telephone Number:
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Area Code and Fax Number:
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Tax Identification or Social Security Number:
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